UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 29, 2005

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2005, First Indiana Bank, N.A., a subsidiary of First Indiana Corporation, entered into a definitive asset purchase agreement with EverBank, a federal savings bank headquartered in Jacksonville, Florida to sell the vast majority of First Indiana Bank’s loans serviced for others. The transaction involves approximately $294 million of outstanding mortgage loans. Assuming certain conditions are satisfied, EverBank shall pay First Indiana Bank 0.99 percent of the aggregate outstanding principal balance of most of the non-delinquent loans.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Agreement for Purchase and Sale of Servicing dated March 29, 2005.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: March 31, 2005	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer